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                                                                     EXHIBIT 5.1


                             CHITTENDEN CORPORATION


June 20, 2001


Chittenden Corporation
Two Burlington Square
Burlington, Vermont  05401


Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary for Chittenden Corporation, a Vermont corporation (the "Company"), and have represented it in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,000,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company to be issued pursuant to the Chittenden Corporation Stock Incentive Plan (the "Plan"). In that capacity, I have reviewed the articles of incorporation and by-laws of the Company, each as amended through the date hereof, the Registration Statement, records of the corporate proceedings taken by the Company relating to the issuance of the Shares pursuant to the Plan, and such other certificates, records, documents, materials and matters as I have deemed necessary for the issuance of this opinion.

I am an attorney admitted to practice law in the State of Vermont. I express no opinion concerning the laws of any jurisdictions other then the laws of the United States of America and the Vermont Business Corporation Act.

Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and upon issuance, delivery and receipt of full consideration therefor as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which I express no opinion.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me and to my opinion in the Registration Statement.

Very truly yours,

/s/ F. Sheldon Prentice, Esq.

F. Sheldon Prentice, Esq.
Senior Vice President,
General Counsel and Secretary